FORM OF KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
THIRD AMENDMENT TO THE CUSTODY AGREEMENT

THIS THIRD AMENDMENT dated as of this ___ day of ______________, 2007, to the Custody Agreement, dated as of June 26, 2006, as amended December 15, 2006 and March 5, 2007, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Portfolios Trust, a Delaware business trust and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Cincinnati, Ohio.

RECITALS

WHEREAS, the parties have entered into a Custody Agreement dated as of June 26, 2006, as previously amended (the “Agreement”); and

WHEREAS, the parties desire to amendment the Agreement; and

WHEREAS, Article 14.2 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit D, the list of funds and the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By: ____________________________________	By: _____________________________________
Name: __________________________________	Name: ___________________________________
Title: ___________________________________	Title: ____________________________________

KINETICS PORTFOLIOS TRUST

By: ____________________________________
Name: __________________________________
Title: ___________________________________

Exhibit D
to the
Custody Agreement – Kinetics Mutual Funds, Inc., Kinetics Portfolios Trust

____________ 2007

Annual Fee Schedule – Domestic Funds/Portfolios
Separate Series of Kinetics Mutual Funds, Inc./Kinetics Portfolios Trust

Name of Series
The Medical Fund/The Medical Portfolio
The Internet Fund/The Internet Portfolio
The Internet Emerging Growth Fund/The Internet Emerging Growth Portfolio
The Paradigm Fund/The Paradigm Portfolio
The Small Cap Opportunities Fund/The Small Cap Opportunities Portfolio
The Kinetics Government Money Market Fund/The Kinetics Government Money Market Portfolio
The Market Opportunities Fund/The Market Opportunities Portfolio
The Water Infrastructure Fund/The Water Infrastructure Portfolio
The Multi-Disciplinary Fund/The Multi-Disciplinary Portfolio

Annual fee based upon market value
[_] basis point per year
Minimum annual fee per fund -- [___]

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
[___] per book entry security (depository or Federal Reserve system)
[___] per definitive security (physical)
[___] per mutual fund trade
[___] per Euroclear
[___] per principal reduction on pass-through certificates
[___] per option/futures contract
[___] per variation margin
[___] per Fed wire deposit or withdrawal
[___] per repurchase transaction

Variable Amount Demand Notes:  Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates.  Our charge, which is [___] of [___], is deducted from the variable amount note income at the time it is credited to your account.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

Fees and out-of-pocket expenses are billed to the fund monthly, based upon market value at the beginning of the month